     As filed with the Securities and Exchange Commission on March 25, 1997
                                                    Registration No. ___________

________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _____________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 _____________

                              MICHAEL FOODS, INC.
             (Exact name of registrant as specified in its charter)

            Minnesota                                41-0498850
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)


                              MICHAEL FOODS, INC.
                           1997 STOCK INCENTIVE PLAN
                              (Full title of Plan)

                        324 Park National Bank Building
                             5353 Wayzata Boulevard
                         Minneapolis, Minnesota  55416
         (Address, including zip code, of Principal Executive Offices)


                                 _____________


                                  Copies to:


Philip T. Colton, Esq.                           Jeffrey M. Shapiro
Maun & Simon, PLC                                Executive Vice President
2000 Midwest Plaza Building West                 324 Park National Bank Building
801 Nicollet Mall                                5353 Wayzata Boulevard
Minneapolis, Minnesota 55402-2534                Minneapolis, Minnesota  55416
(612) 904-7400                                   (612) 546-1500
                                                 (Name and address of agent for
                                                  service)


                                 _____________
                        CALCULATION OF REGISTRATION FEE

============================================================================================
                                                             Proposed Maximum    Amount of
Title of Securities     Amount to be     Proposed Maximum   Aggregate Offering  Registration
  To be Registered       Registered     Offering Per Share        Price             Fee
Common Stock $.01
par value under
1997 Stock
Incentive Plan        1,000,000 shares          $10.8125(1)     $10,812,500(1)   $3276.51(1)
============================================================================================

     (In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the registration statement includes all other interests under the Plans which may be deemed securities for purposes of the Securities Act of 1933. No additional fee is payable for the registration of such interests.)

(1) The registration statement covers 1,000,000 shares of the registrant's common stock that may be issued pursuant to the Michael Foods, Inc. 1997 Stock Incentive Plan. Pursuant to Rule 457(h), the proposed maximum offering price was estimated solely on the basis of a price of $11.125 per share which was the last reported price quoted for Michael Foods, Inc. common stock on NASDAQ/NMS on March 24, 1997.

________________________________________________________________________________

                                  INTRODUCTION
                                  ------------

     Michael Foods, Inc. (the "Registrant") hereby registers 1,000,000 shares of its common stock, $.01 par value, which may be issued pursuant to its 1997 Stock Incentive Plan and options granted pursuant thereto. The purpose of the 1997 Stock Incentive Plan is to afford an incentive to key employees of the Registrant and its affiliates to acquire an equity interest in the Registrant, to encourage such employees to increase their efforts on behalf of the Registrant and remain in its employ, and to more closely align the interests of such key employees with those of the Registrant's shareholders. The Registrant approved the 1997 Stock Incentive Plan on March 13, 1997 and the 1997 Stock Incentive Plan will be proposed for ratification by the Registrant's shareholders at the Registrant's next regularly scheduled annual meeting of shareholders.

                                     PART I
                                     ------

/Item 1.  Plan Information.

          Not applicable/not included in Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not applicable/not included in Registration Statement.

                                    PART II
                                    -------

Item 3.  Incorporation of Documents By Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein and made a part hereof by reference:

     (1) Registrant's and Michael Foods, Inc., a Delaware corporation's ("MFI") Annual Reports on Form 10-K for the year ended December 31, 1995 and all amendments thereto, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

     (2) Registrant's and MFI's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and all other reports, if any, filed by the Registrant and MFI pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year ended December 31, 1995.

     (3) Registrant's Current Reports on Form 8-K filed March 13, 1997, February 18, 1997 and December 27, 1996, respectively, and MFI's Current
Reports on Form 8-K filed July 10, 1996, December 5, 1996 and December 26, 1996, respectively, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

     (4) MFI's Proxy Statement and Registrant's Registration Statement on Form S-4 Registration No. 333-1863 filed in connection with MFI's Annual Meeting of Stockholders held on December 30, 1996.

     (5) The description of the Registrant's Common Stock as contained in MFI's Proxy Statement and Registrant's Registration Statement on Form S-4 in Registration Statement No. 333-1863.

     All documents filed by the Registrant with the Commission pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated herein by reference and made a part hereof from the date of filing of such documents without future action by the Registrant.

Item 4.  Description of Securities.

     This item is not applicable. The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Amended and Restated Articles of Incorporation limit the liability of directors in their capacity as directors to the Registrant or its shareholders to the full extent permitted by Minnesota law. Minnesota law provides that, if so provided in a company's articles of incorporation, a director shall not be liable to the company or its shareholders for monetary damage for breach of fiduciary duty as a director, except (a) for any breach of the director's duty of loyalty to the company or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of Minnesota securities laws, (d) for any transactions from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of the provision in the company's articles of incorporation limiting such liability. These provisions do not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. The above provisions also do not limit the liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

     The Registrant's Amended and Restated Articles also require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the corporation) to the full extent permitted by the Minnesota Business Corporation Act. The Minnesota Business Corporation Act contains an extensive indemnification provision which requires mandatory indemnification by the Registrant of any officer, director, or affiliated person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a member, director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a member, director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, and against judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In some instances a court must approve such indemnification. The Amended and Restated Articles of Incorporation of the Registrant, as amended, provide for such indemnification to the extent permitted under the Minnesota Business Corporation Act. As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers, or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is unenforceable.

     The Registrant maintains a policy of directors and officers liability insurance which reimburses the Registrant for expenses which it may incur in conjunction with the foregoing indemnity provisions and which may provide direct indemnification to officers and directors where the Registrant is unable to do so.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Additional Exhibits.

       4.1        Form of Michael Foods, Inc. 1997 Stock Incentive Plan.*

       4.2 Specimen form of Registrant's Common Stock Certificate (filed as Exhibit 4.1 to the Registrant's Report on Form 8-K dated March 13, 1997 and incorporated herein by reference).

       5.1        Opinion of Maun & Simon, PLC, including consent.*

       23.1       Consent of Grant Thornton, LLP.*

       23.2       Consent of Coopers & Lybrand, L.L.P.*

       23.3       Consent of Ernst & Young, LLP.*


---------------
*    Filed herewith.

Item 9.  Undertakings.

(a)  Rule 415 Offering.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           Provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Employee Plans on Form S-8.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

     Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 17, 1997.

                                     MICHAEL FOODS, INC.

                                     By:  /s/ GREGG A. OSTRANDER
                                          ----------------------------------
                                          Gregg A. Ostrander, President and
                                          Principal Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Shapiro and John D. Reedy his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                       Title                     Date
     ---------                       -----                     ----


/s/ GREGG A. OSTRANDER       President; Principal        March 17, 1997
-------------------------    Executive Officer
Gregg A. Ostrander           and Director

/s/ JOHN D. REEDY            Vice President-Finance;     March 17, 1997
--------------------------   Principal Accounting and
John D. Reedy                Financial Officer
                             and Treasurer


/s/ RICHARD A. COONROD       Director                    March 18, 1997
--------------------------
Richard A. Coonrod


/s/ MILES E. EFRON           Director                    March 18, 1997
--------------------------
Miles E. Efron


/s/ ARVID C. KNUDTSON        Director                    March 18, 1997
--------------------------
Arvid C. Knudtson


/s/ JOSEPH D. MARSHBURN      Director                    March 18, 1997
--------------------------
Joseph D. Marshburn


/s/ JEFFREY J. MICHAEL       Director                    March 18, 1997
--------------------------
Jeffrey J. Michael


/s/ MAUREEN B. BELLANTONI    Director                    March 18, 1997
--------------------------
Maureen B. Bellantoni


/s/ STEPHEN T. PAPETTI       Director                    March 18, 1997
--------------------------
Stephen T. Papetti


/s/ ARTHUR J. PAPETTI        Director                    March 18, 1997
--------------------------
Arthur J. Papetti

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 -------------


                                    EXHIBITS

                                       TO


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                              MICHAEL FOODS, INC.

                           1997 STOCK INCENTIVE PLAN


________________________________________________________________________________

                                 EXHIBIT INDEX


     4.1          Form of Michael Foods, Inc. 1997 Stock Incentive Plan.*

     4.2 Specimen form of Registrant's Common Stock Certificate (filed as Exhibit 4.1 to the Registrant's Report on Form 8-K dated March 13, 1997 and incorporated herein by reference).


     5.1          Opinion of Maun & Simon, PLC, including consent.*

    23.1          Consent of Grant Thornton, LLP.*

    23.2          Consent of Coopers & Lybrand, L.L.P.*

    23.3          Consent of Ernst & Young, LLP.*

---------------
*    Filed herewith.